Exhibit 99.1
EXECUTION COPY

RRI ENERGY, INC.,
as Issuer
6.75% SENIOR SECURED NOTES DUE 2014

SEVENTH SUPPLEMENTAL INDENTURE
Dated as of August 20, 2009
To
SENIOR INDENTURE
Dated as of December 22, 2004

Wilmington Trust Company,
as Trustee

EXECUTION COPY
SEVENTH SUPPLEMENTAL INDENTURE
SEVENTH SUPPLEMENTAL INDENTURE, dated as of August 20, 2009 (this “Supplemental Indenture”), between RRI Energy, Inc., a Delaware corporation, formerly named Reliant Energy, Inc. (the “Company”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore executed and delivered to the Trustee a senior indenture (the “Base Indenture”), dated as of December 22, 2004, between the Company and the Trustee, as amended by a First Supplemental Indenture, dated as of December 22, 2004 (the “First Supplemental Indenture”), among the Company, the Guarantors named therein and the Trustee, providing for the original issuance of an aggregate principal amount of $750.0 million of 6.75% Senior Secured Notes due 2014 (the “Notes”), a Second Supplemental Indenture relating to the Notes, among the Company, the Guarantors listed therein and the Trustee, dated as of September 21, 2006, a Third Supplemental Indenture relating to the Notes, among the Company , the Guarantors listed therein and the Trustee, dated as of December 1, 2006, and a Sixth Supplemental Indenture relating to the Notes, among the Company, the Guarantors listed therein and the Trustee, dated as of June 1, 2009 (the Base Indenture, as so supplemented is herein referred to as the “Indenture”); and
WHEREAS, the Company desires to cure a defect in the definition of “Net Income” (set forth in Section 1.01 of the First Supplemental Indenture), by amending clause (1)(a) of such definition as provided below;
WHEREAS, pursuant to Section 9.01(1) of the First Supplemental Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the First Supplemental Indenture, without the consent of any Holder; and
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE I
Definitions
As used in this Supplemental Indenture, terms defined in the First Supplemental Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II
Amendment
The definition of “Net Income” set forth in Section 1.01 of the First Supplemental Indenture is hereby amended and restated as follows:
“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with:
(a) any Asset Sale, other than any portion of the gain (or loss) attributable to mark-to-market earnings or losses;
(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and
(2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).
ARTICLE III
Miscellaneous
SECTION 3.1 Notices. All notices and other communications to the Company, Trustee or any Holder shall be given as provided in the First Supplemental Indenture.
SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 3.5 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.
SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
SECTION 3.7 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

RRI ENERGY, INC.
By:	/s/ Andrew C. Johannesen
	Name:	Andrew C. Johannesen
	Title:	Vice President and Treasurer
Signature page to Supplemental Indenture

Wilmington Trust Company, as Trustee
By:	/s/ Michael G. Oller, Jr.
	Name:	Michael G. Oller, Jr.
	Title:	Assistant Vice President
Signature page to Supplemental Indenture